News Release
CONTACT:	Steve Dale (Media) (612) 303-0784 Judith T. Murphy (Analysts) (612) 303-0783

U.S. BANCORP ANNOUNCES $2.5 BILLION COMMON STOCK OFFERING

MINNEAPOLIS (May 11, 2009)—U.S. Bancorp (NYSE: USB) announced today that it has commenced a public offering of approximately $2.5 billion of its common stock for sale to the public.

The shares will be issued pursuant to a prospectus supplement filed as part of an existing shelf registration statement filed with the Securities and Exchange Commission on Form S-3. U.S. Bancorp intends to grant the underwriters an option to purchase up to an additional 15 percent of the shares sold to cover over-allotments, if any.

Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. are acting as joint bookrunners for the offering.

Subject to consultation with its banking regulators, U.S. Bancorp will notify the U.S. Treasury of its intention to repurchase all shares of its Series E Preferred Stock and the related warrant to purchase shares of its common stock issued to the U.S. Treasury under the Capital Purchase Plan and, if permitted to do so, expects to fund a portion of any such repurchase with the proceeds of this offering.

U.S. Bancorp may, concurrently with this offering of common stock, offer medium-term notes in a benchmark amount in a public offering. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. will also act as joint book-running managers for that offering. If consummated, and if U.S. Bancorp is permitted to repurchase the Series E Preferred Stock and the warrant issued to the U.S. Treasury, U.S. Bancorp expects to fund a portion of any such repurchase with the proceeds of the medium-term notes offering. Neither the completion of the common stock offering nor the completion of the contemplated medium-term notes offering is contingent upon the other.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering will be made only by means of a prospectus, copies of which may be obtained from Morgan Stanley, 180 Varick Street, Second Floor, New York, New York 10014, Attention: Prospectus Department (email: prospectus@morganstanley.com) or from Goldman, Sachs & Co., Attn: Prospectus Department, 85 Broad Street, New York, NY 10004 or by faxing (212) 902-9316, calling toll-free (866) 471-2526 or emailing Prospectus-ny@ny.email.gs.com.

U.S. Bancorp, with $264 billion in assets, is the parent company of U.S. Bank, the 6th largest commercial bank in the United States. The company operates 2,847 banking offices and 5,183 ATMs, and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions. Visit U.S. Bancorp on the web at www.usbank.com.

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Forward-Looking Statements

The following information appears in accordance with the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. A continuation of the recent turbulence in significant portions of the global financial markets, particularly if it worsens, could impact our performance, both directly by affecting our revenues and the value of our assets and liabilities, and indirectly by affecting our counterparties and the economy generally. Dramatic declines in the housing market in the past year have resulted in significant write-downs of asset values by financial institutions. Concerns about the stability of the financial markets generally have reduced the availability of funding to certain financial institutions, leading to a tightening of credit, reduction of business activity, and increased market volatility. There can be no assurance that any governmental program or legislation will help to stabilize the U.S. financial system or alleviate the industry or economic factors that may adversely impact our business. In addition, our business and financial performance could be impacted as the financial industry restructures in the current environment, by increased regulation of financial institutions or other effects of recently enacted legislation, by changes in the creditworthiness and performance of our counterparties, and by changes in the competitive landscape. Our results could also be adversely affected by continued deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in our investment securities portfolio; legal and regulatory developments; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.

For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2008, on file with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Corporate Risk Profile,” and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.